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                                                                  EXHIBIT 99.h.1

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION
                            (a Maryland corporation)
                       ____________ Shares of Common Stock
                           Par Value $0.001 Per Share

                             UNDERWRITING AGREEMENT

                                ___________, 2005

RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Inc.
c/o RBC Capital Markets Corporation
5700 Williams Tower
2800 Post Oak Blvd.
Houston, Texas 77056

Ladies and Gentlemen:

     Tortoise North American Energy Corporation, a Maryland corporation (the "Fund"), and the Fund's investment adviser, Tortoise Capital Advisors, LLC, a Delaware limited liability company (the "Adviser"), each confirms its agreement with RBC Capital Markets Corporation ("RBC") and Stifel, Nicolaus & Company, Inc. ("Stifel Nicolaus") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters"), for whom RBC and Stifel Nicolaus are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of beneficial interest, par value $0.001 per share, of the Fund ("Common Shares") set forth in Schedule A hereof (collectively, the "Primary Shares"), and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _________ additional Common Shares to cover over-allotments, if any (the "Option Shares"). The Primary Shares and Option Shares are collectively referred to as the "Shares."

     The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-122022 and 811-21700) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or
(ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the

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provisions of Rule 434 and Rule 497. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph
(d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the term "Registration Statement" shall include any Rule 462(b) Registration Statement that shall have been filed. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) Representations And Warranties By The Fund And The Adviser. The Fund and the Adviser represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

          (i) Compliance With Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto (filed before the Closing Time) became


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effective and at the Closing Time, as hereinafter defined (and, if any Option
Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund by or on behalf of any Underwriter for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Rules and Regulations relating to the payment of filing fees thereof.

          (ii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and Regulations and the Fund and the Adviser have no reason to believe that they are not independent public accountants.

          (iii) Financial Statements. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principals ("GAAP") in all material respects the financial position of the Fund at the date indicated and has been prepared in conformity in all material respects with GAAP.

          (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the


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ordinary course of business (other than as a result of changes in market conditions generally) (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

          (v) Good Standing Of The Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) No Subsidiaries. The Fund has no subsidiaries.

          (vii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a nondiversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund's knowledge, threatened by the Commission.

          (viii) Officers And Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement or Prospectus, to the Fund's knowledge after due inquiry, no director of the Fund is an "Interested Person" (as defined in the 1940 Act) of the Fund or an "Affiliated Person" (as defined in the 1940 Act) of any Underwriter that serves as a Representative.

          (ix) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus as of the date thereof under the caption "Description of Capital Stock." All issued and outstanding Common Shares of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund. No shares of preferred stock of the Fund have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding, and the Fund has no present intention to do so.

          (x) Authorization And Description Of Shares. The Shares to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Common Shares conform to all statements relating thereto


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contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

          (xi) Absence Of Defaults And Conflicts. The Fund is not (i) in violation of its charter, bylaws or other organizational documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except, in the case of clause (ii), for defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Stock Transfer Agency Agreement, the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement referred to in the Registration Statement (as used herein, individually the "Investment Advisory Agreement," the "Custody Agreement," the "Stock Transfer Agency Agreement," the "Fund Administration Servicing Agreement," and the "Fund Accounting Servicing Agreement," respectively, and collectively the "Offering Agreements") and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action (including all necessary corporate action required pursuant to the 1940 Act and the Rules and Regulations thereunder) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

          (xii) Absence Of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine


                                      -5-

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litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii) Accuracy Of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

          (xiv) Possession Of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names (including the name "Tortoise North American Energy Corporation") or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.

          (xv) Absence Of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the New York Stock Exchange ("NYSE") or the NASD, Inc ("NASD") or state securities laws.

          (xvi) Possession Of Licenses And Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

          (xvii) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts" and "electronic road show presentations") authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Shares (collectively, "Sales Material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933


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Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to any Underwriter furnished to the Fund by or on behalf of any Underwriter through you expressly for use therein).

          (xviii) Distribution Of Offering Materials. The Fund has not distributed and, prior to the later of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus.

          (xix) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations, the NASD and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and
(D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xx) Absence Of Undisclosed Payments. Neither the Fund nor, to the Fund's Knowledge, any employee or agent of the Fund, has made any payment of funds or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (xxi) Material Agreements. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the other Offering Agreements, each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

          (xxii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

          (xxiii) NYSE Listing. The Shares have been duly authorized for listing, upon notice of issuance, on the NYSE and the Fund's registration statement on Form 8-A under the 1934 Act has become effective.


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     (b) Representations And Warranties By The Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

          (i) Good Standing Of The Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospectus of such Adviser, whether or not arising in the ordinary course of business (an "Adviser Material Adverse Effect").

          (ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.

          (iii) Description Of Adviser. The description of the Adviser in the Registration Statement and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and in the Offering Agreements.

          (v) Authorization Of Offering Agreements; Absence Of Defaults And Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser, and, assuming the due authorization, execution and delivery of each other party thereto, each such agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, (ii) the limited liability company operating agreement and other organizational documents of the Adviser, or


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(iii) to the Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Investment Advisory Agreement.

          (vii) Absence Of Proceedings. Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any "affiliated person" of the Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in Adviser Material Adverse Effect or, materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

          (viii) Absence Of Violation Or Default. The Adviser is not in violation of its limited liability company operating agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that have not and could not result in an Adviser Material Adverse Effect.

     (c) Officer's Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.


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SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) Primary Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Primary Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Primary Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional ________________ Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Primary Shares but not payable on the Option Shares. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Primary Shares upon notice by the Representatives to the Fund setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Primary Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Primary Shares, subject in each case to such adjustments as RBC in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Primary Shares shall be made at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, 2300 First City Tower, Houston, Texas 77002 or at such other place as shall be agreed upon by the Representatives and the Fund, at 9:00 A.M. (Central time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

     Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Primary Shares and the Option Shares, if any, which it has agreed to purchase. RBC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Primary Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Primary Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least three (3) full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Primary Shares and the Option Shares, if the Fund determines to issue any such certificates, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Primary Shares and the Option Shares to be purchased hereunder shall be delivered to you at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.

SECTION 3. COVENANTS.

     (a) The Fund and Adviser covenant with each Underwriter as follows:

          (i) Compliance With Securities Regulations And Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) Filing Of Amendments. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed.

          (iii) Delivery Of Registration Statement. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed) thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv) Delivery Of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) Continued Compliance With Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the

Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are "covered securities" that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act and the 1940 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

          (viii) Use Of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance, no later than two weeks after the effectiveness of the Registration Statement.

          (x) Restriction On Sale Of Shares. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of RBC, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or the Common Shares issued pursuant to any dividend reinvestment plan.

          (xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

          (xii) No Manipulation Of Market For Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time, or the Date of Delivery, if any, (i) except for Share repurchases permitted in accordance with applicable laws and issuances of Shares or purchases of Shares in the open market pursuant to the Fund's dividend reinvestment plan, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

          (xiii) Rule 462(B) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

SECTION 4. PAYMENT OF EXPENSES.

     (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the filing fees incident to, the review by the NASD of the terms of the sale of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (ix) the printing of any Sales Material.

     (b) Termination Of Agreement. If this Agreement is terminated for any reason, the Fund or the Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out of pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters up to a maximum reimbursement of $50,000.

SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness Of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

     (b) Opinion Of Counsel For The Fund And The Adviser. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, from Blackwell Sanders Peper Martin LLP, counsel for the Fund and Advisor, as to the matters set forth in Exhibit A hereto and Exhibit B hereto. In rendering the opinion as to the matters set forth in Exhibit A hereto, Blackwell Sanders Peper Martin LLP may rely upon the opinion of Venable LLP in the form of Exhibit C hereto as to matters of Maryland law.

     (c) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Fund or the Adviser, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, contemplated by the Commission.

     (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP ("E & Y") a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (e) Bring-Down Comfort Letter. At Closing Time, the Representatives shall have received from E & Y a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to Closing Time.

     (f) Approval Of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (g) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (h) Conditions To Purchase Of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) Officers' Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to
Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions Of Counsel For The Fund And The Adviser. The favorable opinions of Blackwell Sanders Peper Martin LLP, counsel for the Fund and the Adviser, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) Bring-Down Comfort Letter. A letter from E & Y, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five (5) days prior to such Date of Delivery.

     (i) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (j) Termination Of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing

Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION.

     (a) Indemnification Of Underwriters. The Fund and the Adviser agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by RBC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through RBC expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Fund or the Adviser will not be liable to any Underwriter with respect to any Prospectus to the extent that the Fund or the Adviser shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final Prospectus, as then amended or supplemented if: (i) the Fund has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the final Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

     (b) Indemnification Of Fund, Adviser, Directors And Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through RBC expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Indemnification For Marketing Materials. In addition to the foregoing indemnification, the Fund and the Adviser also agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved by the Fund and the Adviser for use by the Underwriters and securities firms to whom the Fund or the Adviser shall have disseminated materials in connection with the public offering of the Shares.

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Stifel Nicolaus, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement Without Consent If Failure To Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

     (f) Limitations On Indemnification. Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

SECTION 7. CONTRIBUTION.

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisor on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

     The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Fund and each manager of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Primary Shares set forth opposite their respective names in Schedule A hereto and not joint.

     Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

SECTION 8. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.

SECTION 9. TERMINATION OF AGREEMENT.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or Missouri authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail at Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Shares, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, RBC Capital Markets Corporation, 5700 Williams Tower, 2800 Post Oak Blvd., Houston, Texas 77056, attention: Joseph Cunningham; and notices to the Fund or the Adviser shall be directed, as appropriate, to the office of the Adviser, 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210, attention of Management Committee, with a copy to Steven F. Carman, Blackwell Sanders Peper Martin LLP, 4801 Main Street, Kansas City, MO 64112.

SECTION 12. PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD TIME.

SECTION 14. EFFECT OF HEADINGS.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. NO FIDUCIARY DUTY

     The Fund and the Adviser acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Fund and the Adviser, on the one hand, and the Underwriters, on the other; (ii) in connection with such purchase and sale, the Underwriters have not assumed an advisory or fiduciary responsibility to the Fund or the Adviser, including, without limitation, with respect to the determination of the public offering price of the Shares; (iii) any duties and obligations that the Underwriters may have to the Fund or the Adviser shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Fund or the Adviser. The Fund and the Adviser each agree that it will not claim, in connection with such transaction, that the Underwriters owe a fiduciary duty to it.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

                                         Very truly yours,

                                         TORTOISE NORTH AMERICAN ENERGY
                                         CORPORATION


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         TORTOISE CAPITAL ADVISORS, LLC


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

CONFIRMED AND ACCEPTED,
as of the date first above written:

RBC CAPITAL MARKETS CORPORATION


By:
    ------------------------------------
    Authorized Signatory


STIFEL, NICOLAUS & COMPANY, INCORPORATED


By:
    ------------------------------------
    Authorized Signatory

Each for itself and collectively as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

Name of Underwriter                                     Number of Primary Shares
-------------------                                     ------------------------
RBC Capital Markets Corporation......................       _______________
Stifel, Nicolaus & Company, Incorporated.............       _______________
A.G. Edwards & Sons, Inc.............................       _______________
Lehman Brothers Inc..................................       _______________
Oppenheimer & Co. Inc................................       _______________
Wachovia Capital Markets, LLC........................       _______________
Advest, Inc..........................................
BB&T Capital Markets, a division of
   Scott & Strongfellow, Inc.........................       _______________
Ferris, Baker Watts Incorporated.....................       _______________
J.J.B. Hilliard, W.L. Lyons, Inc.....................       _______________
KeyBanc Capital Markets..............................       _______________
Morgan Keegan & Company, Inc.........................       _______________
Ryan Beck & Co., Inc.................................       _______________
SunTrust Capital Markets, Inc........................       _______________
Wells Fargo Securities, Inc..........................       _______________
Wunderlich Securities, Inc...........................       _______________
   Total.............................................
                                                            ===============


                                  Schedule A-1-

                                   SCHEDULE B

                   Tortoise North American Energy Corporation
                            __________ Common Shares

     1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $____________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above less $._______ per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Fund and payable on the Primary Shares but not payable on the Option Shares.


                                  Schedule B-1-

                                                                       Exhibit A

                           [Blackwell Sanders Opinion]

RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
And The Other Several Underwriters
Named In Schedule A To The Underwriting
Agreement Referred To Below
c/o RBC Capital Markets Corporation
5700 Williams Tower
2800 Post Oak Tower
Houston, Texas 77056

Ladies and Gentlemen:

     We have acted as counsel to Tortoise North American Energy Corporation, a Maryland corporation (the "Company"), in connection with (i) the issuance and sale by the Company of ____________ shares of common stock, $.001 par value per share (the "Shares"), pursuant to the Underwriting Agreement dated ___________, 2005 (the "Underwriting Agreement"), by and among you (the "Underwriters"), the Company and Tortoise Capital Advisors, LLC, a Delaware limited liability company (the "Adviser"), and (ii) the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"). This opinion is provided to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement.

     In rendering this opinion, we have examined:

     (a) the Underwriting Agreement;

     (b) the Charter of the Company, as amended and restated to date (the "Charter") and the By-Laws of the Company, as amended and restated to date (the "Bylaws" and together with the Charter, the "Organizational Documents");

     (c) the Company's registration statement on Form N-2 (Registration Nos. 333-122022 and 811-21700) and pre-effective amendments No. 1, No. 2, No. 3 and No. 4 thereto, and the exhibits to the registration statements as filed with the Securities and Exchange Commission (the "Commission") (such registration statements as amended at the time they became effective being herein referred to collectively as the "Registration Statement"), and the definitive prospectus and statement of additional information deemed to be included in the Registration Statement in the form filed by the Company pursuant to Rule 497 of the Rules and Regulations (herein referred to collectively as the "Prospectus");

     (d) the Offering Agreements;

     (e) the written consent of the Sole Director of the Company dated __________, 2005, resolutions certified by the Secretary of the Company which were adopted at a meeting of the

Board of Directors of the Company held on ___________, 2005, minutes of a special meeting of the Executive Committee of the Board of Directors held on _____________, 2005 and the unanimous Consent of the initial shareholders of the Company dated _________, 2005 (collectively, the "Resolutions");

     (f) the certificates and documents being delivered on the date hereof at the closing of the sale of the Shares pursuant to the Underwriting Agreement; and

     (g) such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items (a) and (f) above are referred to herein collectively as the "Transaction Documents").

     In examining the Transaction Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation) upon the representations and warranties of the Company and the Adviser in the Transaction Documents, and certificates and written statements of directors and officers of, and the accountants for, the Company and of officers and employees of the Adviser and certain public officials. We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than the Company) and is enforceable against each such party (other than the Company) in accordance with its terms. We have also assumed that all representations, warranties, statements and information contained in the Transaction Documents are complete, there has been no oral or written modification of or amendment to any of the Transaction Documents and there has been no waiver of any provision of any of the Transaction Documents, by actions or omissions of the parties or otherwise. With respect to matters based on our knowledge or matters known to us, our opinion is based on such information as has come to the actual attention of the following attorneys in our firm who have represented the Company in connection with the transactions contemplated by the Transaction Documents:
Jason A. Reschly, Bret Curtis, Steven F. Carman, Kirstin Salzman and Eric
Gervais.

     We express no opinion as to the laws of any jurisdiction other than the federal law of the United States, and the Maryland General Corporation Law (the "Maryland Act") (except that we express no opinion as to any choice of law provisions thereof). With respect to all matters pertaining to the Maryland Act in paragraphs 1, 2, 3, 4, 5 and 6 we are relying, with your consent, solely upon the opinion of Venable LLP attached hereto, special Maryland counsel to the Company, dated _____________, 2005, which may be relied upon by us and counsel for the Underwriters.

     Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

     2. The Company has the corporate power to own, lease and operate its property or assets and to conduct its business in all material respects substantially as described in the Prospectus under the caption "The Company."

     3. The authorized stock of the Company conforms as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of Shares."

     4. The sale and issuance of the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares will not be subject to preemptive rights under the Maryland Act or the Charter or Bylaws.

     5. The Company has the corporate power to enter into the Underwriting Agreement and the Offering Agreements. The execution, delivery and performance of the Underwriting Agreement and Offering Agreements have been duly authorized by the Company, including all authorizations by the Company, its disinterested directors and its shareholders as may be required by the 1940 Act and the Rules and Regulations thereunder. Each of the Underwriting Agreement and Offering Agreements has been duly executed and, so far as is known to us, delivered by the Company.

     6. The execution and delivery by the Company of the Underwriting Agreement and the Offering Agreements, and the consummation by the Company of the transactions contemplated thereunder, will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

     7. The Registration Statements are effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 497 of the 1933 Act Rules and Regulations has been made within the time period required by Rule 497; and, to our, knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued under the 1933 Act, and no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and to our knowledge no proceedings for any such purpose have been instituted or are pending or threatened in writing by the Commission;

     8. The Company is registered under the 1940 Act as a closed-end, nondiversified management investment company;

     9. The Registration Statements and the Prospectus and each amendment or supplement to the foregoing as of their respective effective or issue dates (except the financial statements and other financial and statistical data contained therein, as to which we express no opinion) and the notification on Forth N-8A and any amendment thereto, comply as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations; and

     10. To the best of our knowledge, based solely on officers' certificate(s), there are no contracts or documents that are required to be described in the Registration Statements or the

Prospectus, or to be filed as an exhibit to the Registration Statements that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

     11. Insofar as statements in the Prospectus under the captions "Description of Shares" and "Certain Provisions in the Company's Charter and Bylaws" purport to summarize certain provisions of Maryland law or the Charter or Bylaws, such statements constitute a fair summary in all material respects.

     12. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

     13. To our knowledge, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound, or to which any of the property or assets of the Company is subject, except for such defaults that would not result in a Material Adverse Effect.

     14. The execution of the Underwriting Agreement and the Offering Agreements and the transactions contemplated thereby and the compliance by the Company with its obligations thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument known to us to which it is a party or by which it may be bound, or to which any property or assets of the Company is subject.

     15. The Company possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies, or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. To our knowledge, the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect.

     16. The statements made in the Prospectus under the captions "Tax Matters," insofar as they constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects and fairly summarize in all material respects the Federal income tax laws referred to therein;

     17. To our knowledge, there are no legal or governmental proceedings pending or threatened in writing against the Company, or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus, but are not described therein as required, or which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement or the performance of the Company thereunder.

     18. The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and the Company's registration statement on Form 8-A under the 1934 Act is effective.

     We have participated in conferences and telephone conferences with officers and employees of the Company, the Adviser, representatives of the independent auditors for the Company, special Maryland counsel to the Company, the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the limited extent otherwise discussed in paragraphs 11 and 16 hereof, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that would have led us to believe that (a) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or (c) the Form N-8A as of ____________, 2005 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that in each case we express no belief with respect to the financial statements, schedules and other financial information and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

     The foregoing opinions are subject to the following qualifications:

     (i) The enforceability of any obligation of the Company may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshaling or other laws affecting the enforcement generally of creditors' rights and remedies.

     (ii) The enforceability of any obligation of the Company is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing.

     (iii) We express no opinion as to compliance with any state securities laws or regulations.

     (iv) No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

     (v) The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Transaction Documents. The opinions herein are subject to the effect of any judicial decisions which may permit the introduction of parole evidence to modify the terms or interpretations of agreements.

     (vi) We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (a) are against public policy or (b) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not otherwise be waived or given; (ii) provisions indemnifying any person against, relieving any person of liability for granting any person a right of contribution with respect to, that person's own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law, including, without limitation, the enforcement of rights to indemnity that may be limited by Federal or state securities laws; (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts; (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default; (v) any forum selection provision; (vi) any powers of attorney to the extent that they purport to grant rights and powers that may not be granted under applicable law; (vii) any provisions that purport to permit the exercise of "self-help" remedies, including, without limitation, the exercise of rights of setoff or purported rights to enter onto the property of any person or take physical possession of any property; (viii) any right or obligation to the extent that the same maybe varied by course of dealing or performance; (ix) any provision which may provide for the compounding of interest or the payment or accrual of interest on interest; or (x) any provision that is subject to any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     (vii) The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

     This opinion is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without in each case our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                                                                       Exhibit B

                           [Blackwell Sanders Opinion]

RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
And The Other Several Underwriters
Named In Schedule A To The Underwriting
Agreement Referred To Below
c/o RBC Capital Markets Corporation
5700 Williams Tower
2800 Post Oak Blvd.
Houston, Texas 77056

Ladies and Gentlemen:

     We have acted as special counsel to Tortoise Capital Advisors, L.L.C., a Delaware limited liability company (the "Adviser") in connection with (i) the issuance and sale by Tortoise North American Energy Corporation, a Maryland corporation (the "Company"), of _____________ shares of common stock, $.001 par value per share (the "Shares"), pursuant to the Underwriting Agreement dated ______________, 2005 (the "Underwriting Agreement"), by and among you (the "Underwriters"), the Company and the Adviser. This opinion is provided to you pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement.

     In rendering this opinion, we have examined:

     (a) the Underwriting Agreement;

     (b) the Articles of Organization and Amended and Restated Limited Liability. Company Agreement of the Adviser (the "Organizational Documents");

     (c) the Company's registration statements on Form N-2 (Registration Nos. 333-122022 and 811-21700) and pre-effective amendments No. 1, No. 2 and No. 3 thereto, and the exhibits to the registration statements as filed with the Securities and Exchange Commission (the "Commission") (such registration statements as amended at the time they became effective being herein referred to collectively as the "Registration Statement"), and the definitive prospectus and statement of additional information deemed to be included in the Registration Statement in the form filed by the Company pursuant to Rule 497 of the Rules and Regulations (herein referred to collectively as the "Prospectus");

     (d) the Investment Advisory Agreement;

     (e) the Resolutions of the Management Committee of the Adviser dated _____________, 2005;

     (f) the certificates and documents being delivered on the date hereof at the closing of the sale of the Shares pursuant to the Underwriting Agreement; and

     (g) such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items (a) and (f) are referred to herein collectively as the "Transaction Documents").

     In examining the Transaction Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation) upon the representations and warranties of the Company and the Adviser in the Transaction Documents, and certificates and written statements of officers and employees of the Adviser and of directors and officers of the Company and certain public officials. We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than the Adviser) and is enforceable against each such party (other than the Adviser) in accordance with its terms. We have also assumed that all representations, warranties, statements and information contained in the Transaction Documents are complete, there has been no oral or written modification of or amendment to any of the Transaction Documents and there has been no waiver of any provision of any of the Transaction Documents, by actions or omissions of the parties or otherwise. With respect to matters based on our knowledge or known to us, our opinion is based on such information as has come to the actual attention of the following attorneys in our firm who have represented the Adviser in connection with the transactions contemplated by the Transaction Documents: Jason A. Reschly, Bret Curtis, Steven F. Carman, Kirstin Salzman and Eric Gervais.

     We express no opinion as to the laws of any jurisdiction other than the federal law of the United States and the laws of the State of Delaware (except that we express no opinion as to any choice of law provisions thereof). For purposes of this opinion, we have assumed that the laws of the State of Delaware, if applicable, are identical in all relevant respects to the laws of the State of Missouri, as to which assumption we express no opinion.

     Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

     1. The Adviser is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

     2. The Adviser has the power and authority as a Delaware limited liability company to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Investment Advisory Agreement.

     3. The Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement as contemplated by the Prospectus.

     4. The Underwriting Agreement and the Investment Advisory Agreement have been duly authorized by all requisite action on the part of the Adviser, have each been duly executed and, so far as known to us, delivered on behalf of the Adviser, and each of the Underwriting Agreement and Investment Advisory Agreement constitute valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with its terms.

     5. To our knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Adviser is a party or any "affiliated person" of the Adviser (as such term is defined in the 1940 Act) or any partners, officers, directors or employees of the foregoing, before or brought by any court or governmental agency or body, which might reasonably be expected to (i) result in any Material Adverse Effect or (ii) materially impair or adversely affect the ability of the Adviser to function as an investment adviser with respect to the Company or perform its obligations under the Underwriting Agreement or Investment Advisory Agreement.

     6. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the United States of America or the State of Delaware (other than (i) under the 1933 Act, the 1940 Act and the Rules and Regulations; (ii) such as have been obtained; and (iii) as may be required under the securities or blue sky laws of the various states, as to each of which we express no opinion) is necessary or required in connection with the performance by the Adviser of its obligations under the Underwriting Agreement and the Investment Advisory Agreement.

     7. The execution and delivery of the Underwriting Agreement and the Investment Advisory Agreement by the Adviser, and performance by the Adviser of its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both: (A) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser, or (B) violate or constitute a breach of, or default under any material agreement or instrument known to us and to which the Adviser is a party or by which it is bound or (C) violate any applicable federal or State of Delaware law, statute, rule, regulation, or any judgment, order, writ or decree, known to us, of any governmental authority or administrative agency of the United States of America or the State of Delaware (except in each case for such violations, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the ability of the Adviser to perform its obligations under the Underwriting Agreement or Investment Advisory Agreement) nor will such action result in any violation or breach of the provisions of the Organizational Documents of the Adviser.

     The foregoing opinions are subject to the following qualifications:

     (i) The enforceability of any obligation of the Adviser may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshaling or other laws affecting the enforcement generally of creditors' rights and remedies.

     (ii) The enforceability of any obligation of the Adviser is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing.

     (iii) We express no opinion as to compliance with any state securities laws or regulations.

     (iv) No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

     (v) The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Transaction Documents. The opinions herein are subject to the effect of any judicial decision which may permit the introduction of parole evidence to modify the terms or interpretation of agreements.

     (vi) We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (a) are against public policy or (b) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not otherwise be waived or given; (ii) provisions indemnifying any person against, relieving any person of liability for, or granting any person a right of contribution with respect to, that person's own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law, including, without limitation, the enforcement of rights to indemnity that may be limited by Federal or state securities laws; (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts; (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default; (v) any forum selection provision; (vi) any powers of attorney to the extent that they purport to grant rights and powers that may not be granted under applicable law; (vii) any provisions that purport to permit the exercise of "self-help" remedies, including, without limitation, the exercise of rights of setoff or purported rights to enter onto the property of any person or take physical possession of any property; (viii) any right or obligation to the extent that the same may be varied by course of dealing or performance; (ix) any provision which may provide for the compounding of interest or the payment or accrual of interest on interest; or (x) any provision that is subject to any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     The opinions expressed herein are matters of professional judgment and are not a guarantee of result. This opinion is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without in each case our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                                                       Exhibit C

                                [Venable Opinion]

Blackwell Sanders Peper Martin, LLP
720 Olive Street
St. Louis, Missouri 63101

Re: Tortoise North American Energy Corporation

Ladies and Gentlemen:

     We have served as special Maryland counsel to Tortoise North American Energy Corporation, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company (the "Fund'), in connection with the sale and issuance of up to ____________ shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Fund (including up to ___________ Shares which the Underwriters (as defined herein) have the option to purchase solely to cover over-allotments), pursuant to the Underwriting Agreement, dated as of ___________, 2005 (the "Underwriting Agreement"), by and among the Fund, Tortoise Capital Advisors, LLC, a Delaware limited liability company, and RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (collectively, the "Underwriters"). This firm did not participate in the negotiation or drafting of the Underwriting Agreement.

     This opinion is being delivered to you in connection with Section 5(b) of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Underwriting Agreement.

     In connection with our representation of the Fund, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     (a) The Registration Statement on Form N-2 (File Nos. 333-122022 and 811-21700) relating to the Shares, and all amendments and Rule 462(b) filings relating thereto, substantially in the form transmitted to the United States Securities and Exchange Commission for filing pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (the "Registration Statement"), and the definitive prospectus and statement of additional information deemed to be included in the Registration Statement in the form filed by the Company pursuant to Rule 497 of the Rules and Regulations under the 1933 Act (referred to collectively herein as the "Prospectus");

     (b) The charter of the Fund (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     (c) The Bylaws of the Find (the "Bylaws'), certified as of the date hereof by an officer of the Fund;

     (d) A certificate of the SDAT as to the good standing of the Fund, dated as of a recent date;

     (e) Resolutions adopted by the Board of Directors of the Fund, or a duly authorized committee thereof (the "Resolutions"), relating to, among other thins, (a) the sale and issuance of the Shares to the Underwriters and (b) the authorization of the execution and delivery by the Fund of the Underwriting Agreement and the Offering Agreements (as defined in the Underwriting Agreement), certified as of the date hereof by an officer of the Fund;

     (f) The Underwriting Agreement, certified as of the date hereof by an officer of the Fund;

     (g) The Offering Agreements, certified as of the date hereof by an officer of the Fund;

     (h) A certificate executed by an officer of the Fund, dated as of the date hereof; and

     (i) Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

     3. Each of the parties (other than the Fund) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     (i) The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     (ii) The Fund has the corporate power to own, lease and operate its property or assets and to conduct its business in all material respects substantially as described in the Prospectus under the caption "The Company."

     (iii) The authorized stock of the Fund conforms as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of Shares."

     (iv) The sale and issuance of the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares will not be subject to preemptive rights under the Maryland General Corporation Law (the "MOCL") or the Charter or Bylaws.

     (v) The Fund has the corporate power to enter into the Underwriting Agreement and the Offering Agreements. The execution and delivery of the Underwriting Agreement and the Offering Agreements have been duly authorized by the Fund. Each of the Underwriting Agreement and the Offering Agreements has been duly executed and, so far as is known to us, delivered by the Fund.

     (vi) The execution and delivery by the Fund of the Underwriting Agreement and the Offering Agreements, and the consummation by the Fund of the transactions contemplated thereunder, will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

     (vii) Insofar as statements in the Prospectus under the captions "Description of Shares" and "Certain Provisions in the Company's Charter and Bylaws" purport to summarize certain provisions of Maryland law or the Charter or Bylaws, such statements constitute a fair summary of such provisions in all material respects.

     The foregoing opinion is limited to the MGCL and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Offering Agreements provide that they shall be governed by the laws of states other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph (vi) above is based upon our consideration of only those Maryland laws or regulations and orders of Maryland governmental authorities, if any, which, in our experience, are normally applicable to the transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your benefit in rendering your opinion of even date herewith to the Underwriters pursuant to Section 5(b) of the Underwriting Agreement. Accordingly, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Blackwell Sanders Peper and Martin LLP, counsel to the Fund, and Vinson & Elkins L.L.P., counsel to the Underwriters, in connection with opinions to be issued by them of even date herewith relating to the sale and issuance of the Shares) without in each instance, our prior written consent.